UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 7, 2024

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Valmont Industries, Inc. (the “Company”) in its Current Report on Form 8-K dated May 10, 2024, the Company and Aaron M. Schapper agreed that Mr. Schapper would transition out of his role as Group President, Agriculture and Chief Strategy Officer.

On June 7, 2024, the Company entered into a separation agreement and release with Mr. Schapper specifying the terms of Mr. Schapper’s separation and transition of his duties and responsibilities.

Pursuant to the separation and release agreement, Mr. Schapper has agreed to remain in the employ of the company to provide certain consulting services as requested. He has agreed to certain confidentiality, cooperation and restrictive covenants as provided in the agreement. In consideration of the foregoing, and provided he has not exercised his right to revoke the agreement within seven days following its execution, he will continue to receive his base salary and health benefits until the end of his employment. Subject to conditions set forth in the agreement, he will receive (i) cash severance according to Valmont’s general severance policy, equal to 20 weeks of his base salary plus one week for each year of his service (13 weeks), (ii) his previously awarded time-vesting restricted stock units and stock options will continue on the grant date terms and will vest while he is employed (until December 28, 2024), and (iii) he will continue to participate at his previously granted performance award levels on the grant date terms in the company’s 2024 short-term incentive plan and 2022-2024 long-term incentive plan, and on a prorated basis (to December 28, 2024) in the 2023-2025 and 2024-2026 long-term incentive plans and certain of his performance-based restricted stock units. Payouts under the incentive plans and the performance-based restricted stock units, as determined by the level of achievement of the company’s performance goals, will be made no later than March 15, 2025. He is not eligible for any new incentive grants or awards. His time-vesting restricted stock unit awards and stock options that are not vested by December 28, 2024 are forfeited.

The foregoing summary is qualified by reference to the Separation and Release Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1
Exhibit No.	Description
10.1	Separation and Release Agreement between Aaron M. Schapper and Valmont Industries, Inc. dated June 7, 2024.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	June 12, 2024
		By:	/s/ TIMOTHY P. FRANCIS
			Name:	Timothy P. Francis
			Title:	Interim Chief Financial Officer